UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

TurboSonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
(Address of principal executive offices)

Registrant’s telephone number: (519) 885-5513

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      [   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      [   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      [   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2010, our Board of Directors upon recommendation by our Compensation Committee approved the following stock option grants under our 2003 Stock Plan at an exercise price of $0.31 per share, which was the closing price of our common stock on December 9, 2010:

Number of Shares of Common
Stock Underlying Options Granted
Edward F. Spink	25,000 (1)
Egbert Q. van Everdingen	25,000 (1)
Carl A. Young	25,000 (2)

(1)	The options become exercisable on December 9, 2015 and expire on December 9, 2018.

(2)	The options become exercisable on December 9, 2013 and expire on December 9, 2018.

Item 5.07.

Submission of Matters to a Vote of Security Holders

On December 9, 2010, we held our annual meeting of stockholders to: (i) elect seven directors to serve for a term of one year; and (ii) and ratify the selection of our independent auditors for the year ending June 30, 2011.

With respect to the election of the director nominees, the number of votes cast for and against, and the number of broker non-votes, are set forth in the following table:

	For	Against	Broker Non-Votes
Edward F. Spink	6,040,599	94,697	3,640,190
Egbert Q. van Everdingen	6,076,958	58,338	3,640,190
Richard H. Hurd	6,037,795	97,501	3,640,190
Glen O. Wright	6,059,088	76,208	3,640,190
Ken Kivenko	6,076,996	58,300	3,640,190
Raymond L. Alarie	6,076,996	58,300	3,640,190
F. Eugene Deszca	6,076,996	58,300	3,640,190

Each nominee was elected and will serve for a term or one year and until his successor is elected.

With respect to the proposal to ratify the selection of Deloitte and Touche, LLP as our independent auditors for the year ending June 30, 2011, the number of votes cast for and against, and the number of abstentions and broker non-votes, are set forth in the following table:

For	Against	Abstain	Broker Non-Votes
9,729,415	34,531	11,540	0

The selection of Deloitte and Touche, LLP as our independent auditor for the year ending June 30, 2011 was ratified by our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2010

TurboSonic Technologies, Inc.

By:  /s/ Egbert van Everdingen
       Name: Egbert van Everdingen
       Title: President